Exhibit 3.202

Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

DEAN HELLER SECRETARY OF STATE [ILLEGIBLE] No. C 15676.98	Filing fee: [ILLEGIBLE] Receipt #:

(For filing office use)		(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)
1.	NAME OF CORPORATION: Trigger Real Estate Corporation

2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: CSC Services of Nevada, Inc.
Street Address: 502 East John Street, Room E Carson City, NV 89706
Street No. Street Name City Zip

3.	SHARES: (number of shares the corporation in authorized to issue)
Number of shares with par value: Par value: Number of shares without par value: 100

4.	GOVERNING BOARD: shall be styled as (check one): x Directors Trustees
The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:

	Philip G. Satre	1023 Cherry Road, Memphis, TN 38117
	Name	Address City/State/Zip

	Colin V. Reed	1023 Cherry Road, Memphis, TN 38117
	Name	Address City/State/Zip

5.

PURPOSE (optional—see reverse side): The purpose of the corporation shall be: To own, operate, lease and sell real estate and to engage in any lawful act or activity for which corporations may be organized.

6.	OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form i cannot be filed and will be returned to you for correction. Number of pages attached .

7.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators.)

	Rebecca W. Ballou	Karen M. Ray
	Name (print)	Name (print)
	1023 Cherry Road, Memphis, TN 38117	1023 Cherry Road, Memphis, TN 38117
	Address City/State/Zip	Address City/State/Zip
	/s/ Rebecca W. Ballou	/s/ Karen M. Ray
	Signature	Signature

	This instrument was acknowledged before me on July 1, 1998, by	This instrument was acknowledged before me on July 1, 1998, by
	Rebecca W. Ballou	Karen M. Ray
	Name of Person	Name of Person
	as incorporator	as incorporator
	of Trigger Real Estate Corporation	of Trigger Real Estate Corporation
	(name of party on behalf of whom instrument was executed)	(name of party on behalf of whom instrument was executed)
	[ILLEGIBLE]	[ILLEGIBLE]
	Notary Public Signature	Notary Public Signature